Exhibit 23.1
CONSENT OF STONEFIELD JOSEPHSON, INC.,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2007, relating to the consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting of PlanetOut Inc., which appear in PlanetOut Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ Stonefield Josephson, Inc.
San Francisco, California
March 12, 2007